Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 14, 2001, included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File Nos. 333-14539, 333-71541, 333-91279, 333-91433, 333-94099, 333-94731 and 333-41498), and on
Forms S-8 (File Nos. 333-50881, 333-71543, 333-92799 and 333-92807).

/s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona,
March 28, 2001